BRADLEY PHARMACEUTICALS, INC.
                          CONDENSED CONSOLIDATED
                         STATEMENTS OF OPERATIONS
                               (UNAUDITED)



                                  Three Months Ended      Six Months Ended
                                      June 30,               June 30,
                                --------------------    -------------------
                                  1999         1998      1999         1998
                                --------------------    -------------------

Net sales                   $ 4,287,462  $ 3,688,121 $ 9,415,932  $ 7,929,402
Cost of sales                 1,345,770    1,019,606   2,654,997    2,334,403
                             ----------   ----------  ----------   ----------
                              2,941,692    2,668,515   6,760,935    5,594,999
                             ----------   ----------  ----------   ----------

Selling, general and
  administrative expenses     2,432,459    2,078,124   4,970,643    4,048,451
Depreciation and
  amortization                  316,044      264,713     639,050      538,147
Interest expense - net           47,346       41,503     122,074       83,670
                             ----------   ----------  ----------   ----------
                              2,795,849    2,384,340   5,731,767    4,670,268
                             ----------   ----------  ----------   ----------

Income before
  income taxes                  145,843      284,175   1,029,168      924,731

Income taxes                     53,000      105,000     380,000      342,000
                             ----------   ----------  ----------   ----------

Net income                  $    92,843  $   179,175 $   649,168  $   582,731
                             ==========   ==========  ==========   ==========

Net income
  per common share
       Basic                $      0.01  $      0.02 $      0.08  $      0.07
                             ==========   ==========  ==========   ==========

       Diluted              $      0.01  $      0.02 $      0.08  $      0.06
                             ==========   ==========  ==========   ==========

Weighted average number
  of common shares
      Basic                   7,970,000    8,420,000   8,050,000    8,440,000
                             ==========   ==========  ==========   ==========
      Diluted                 8,070,000    9,420,000   8,130,000    9,350,000
                             ==========   ==========  ==========   ==========


              	See Notes to Condensed Consolidated Financial Statements








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